UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2008

DDi Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-30241	06-1576013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 Simon Circle Anaheim, California	92806
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 688-7200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements with Executive Officers

On April 7, 2008, DDi Corp. (the “Company”) entered into employment agreements with Mikel Williams, the Company’s Chief Executive Officer, Michael R. Mathews, the Company’s Senior Vice President – Manufacturing Operations, and Gerald P. Barnes, the Company’s Senior Vice President – Sales (collectively, the “Executive Officers”). Each agreement entered into on April 7, 2008 is referred to in this current report on Form 8-K as an “Employment Agreement” and they are collectively referred to as the “Employment Agreements.” With respect to Mr. Williams and Mr. Mathews, the Employment Agreements amend and restate in their entirety the Company’s previous employment agreements with those Executive Officers. The existing employment agreement between the Company and Sally L. Goff, the Company’s Chief Financial Officer, was not amended. The Employment Agreements were adopted, among other reasons, to incorporate certain provisions as a result of Section 409A of the Internal Revenue Code (the “Code”). Although there are some differences in benefit levels depending on the employee’s job level and seniority, the basic elements of the Employment Agreements are comparable for each of the Executive Officers.

Base Salary. Each Employment Agreement establishes the base salary for the Executive Officer, which may be increased, but not decreased on an annual basis. The current base salaries for the Executive Officers are as follows: Mr. Williams — $375,000; Mr. Mathews — $275,000; and Mr. Barnes — $250,000.

Term and Termination. The Employment Agreements have no specific term and are subject to termination by either the Company or the Executive Officers at any time with or without cause.

Covered Terminations. Under the employment agreements, the Executive Officers are eligible for severance payments if their employment is terminated (a) involuntarily by the company without cause, or (b) for Good Reason by the employee, as defined in the respective Employment Agreement. Under Mr. Williams’ Employment Agreement, Good Reason includes, among other situations, the completion of a transaction that results in the Company’s stock (or the stock of its successor) not being listed on a U.S. national securities exchange.

Severance Payments. For Mr. Williams, severance payments consist of 24 months of base salary, payment of a pro rata portion of the then-current target cash bonuses for the year in which the termination occurs (assuming 100% achievement of personal and corporate objectives), plus a bonus payment equal to 200% of his base salary (i.e., a 100% payout of target bonuses for the 24-month severance period). For the other Executive Officers, severance payments consist of base salary for 12 months and payment of a pro rata portion of the then-current target cash bonuses for the year in which the termination occurs. The Employment Agreements with the Executive Officers (other than Mr. Williams) also provide additional “double trigger” assurances following a change in control. In such a situation, in lieu of a pro-rata bonus payment, Messrs. Mathews and Barnes would receive a bonus payment equal to a 100% payout of the target bonus for the year in which the termination occurred, but only if his employment is terminated without cause or for good reason within twelve months following a change in control.

Benefit continuation. In the event of termination of employment without cause or for good reason, the Executive Officer’s basic employee benefits such as health insurance would be continued for the duration of the severance period.

Accelerated vesting of equity awards. In the event of termination of employment without cause or for good reason, any unvested equity awards at the time of termination of employment that would have vested during the severance period becomes vested and the post-termination exercise period for stock options will be extended to one-year. In addition, all stock options and restricted stock awards awarded under the Company’s 2005 Stock Incentive Plan provide for the acceleration of all unvested stock options upon a change in control. The Employment Agreements of Messrs. Williams, Mathews and Barnes also provide upon termination of employment due to death or disability for the acceleration of vesting of stock options and restricted stock awards to the extent such options or awards would have vested during the severance period.

Nonsolicitation and Noncompetition. Each Executive Officer has agreed to non-solicitation and confidentiality provisions in his respective Employment Agreement. The Employment Agreements provide that the Executive Officers will not solicit customers or employees of the Company during their employment with the Company or following termination for the duration of the applicable severance period. The Employment Agreements further provide that the Executive Officers will not accept employment with certain identified competitors of the Company during their employment or following termination for the duration of the applicable severance period.

Tax Matters. The Employment Agreement with Mr. Williams provides that the Company will indemnify Mr. Williams, on a fully grossed-up basis, for any tax imposed by Section 4999 of the Code on “excess parachute payments” (as defined in Section 280G of the Code) in connection with certain changes in control or under Section 409A of the Code. If any payment due to an Executive Officer is subject to a six-month delay pursuant to Section 409A of the Code, the Company will pay the Executive Officer interest on such delayed payments.

Miscellaneous. The Company has agreed to indemnify each Executive Officer to the fullest extent permitted by law against any claims or losses arising in connection with such officer’s service to the Company or any affiliate. Under the Employment Agreement with Mr. Mathews, the Company will reimburse Mr. Mathews for certain relocation expenses and pay certain living expenses for Mr. Mathews until he relocates his permanent residence from New Hampshire to California.

The foregoing description of the Employment Agreements is qualified in its entirety by reference to the Employment Agreements, which are attached as Exhibits 99.1 through 99.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Employment Agreement dated April 7, 2008 between DDi Corp. and Mikel H. Williams

99.2	Employment Agreement dated April 7, 2008 between DDi Corp. and Michael R. Mathews

99.3	Employment Agreement dated April 7, 2008 between DDi Corp. and Gerald P. Barnes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, DDi Corp. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DDi CORP.

Date: April 11, 2008

By:	/s/ Sally L. Goff
Sally L. Goff
Vice President & Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Employment Agreement dated April 7, 2008 between DDi Corp. and Mikel H. Williams

99.2	Employment Agreement dated April 7, 2008 between DDi Corp. and Michael R. Mathews

99.3	Employment Agreement dated April 7, 2008 between DDi Corp. and Gerald P. Barnes